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                                                                     EXHIBIT 1.1



                                  (Translation)


                            ARTICLES OF INCORPORATION


                           As amended on June 27, 2003



















                                  WACOAL CORP.
                           29, Nakajima-cho, Kisshoin
                                Minami-ku, Kyoto


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                            ARTICLES OF INCORPORATION


                                    CHAPTER I
                               GENERAL PROVISIONS

ARTICLE 1.        (TRADE NAME)

         The Company shall be called "KABUSHIKI KAISHA WACOAL" and in English "WACOAL CORP.".

ARTICLE 2.        (PURPOSE)

         The purpose of the Company shall be to engage in the following businesses:

         (1) Manufacture and sale of clothing and apparel and sundries pertaining to clothing and apparel;

         (2) Manufacture, sale and installation of furniture, bedding, interior decorations and other home furnishings;

         (3) Manufacture and sale of cosmetics, soap, cleansers, medical supplies and quasi-drugs and sale of health food;

         (4) Management of facilities for cultural, welfare, educational, sporting, entertainment, beauty and restaurant use, and manufacture and sale of commodities, provision of service, technical guidance and consulting pertaining to the above facilities;

         (5) Sale, purchase and brokerage of objects of art and curios and management and operation of picture galleries;

         (6) Acquisition, lease, alienation and technical guidance of intangible property rights such as industrial property rights and copyrights on literature, art, artistic handicraft, music, images and voice;

         (7)      Publishing and advertising business;

         (8) Sale, purchase, lease, brokerage and management of real estate;



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         (9)      Lease and brokerage of personal property;

         (10) Nonlife insurance agency, insurance agency under the Automobile Liability Security Law and life insurance solicitation agency;

         (11) Planning, design, supervision, execution, consulting and sale of construction work and interior decoration;

         (12) Sale of building materials and sale of equipment and apparatus pertaining to housing such as fittings, furnitures, utensils, kitchens, modular baths and toilets;

         (13) Planning, design, supervision and consulting relating to community development, urban development and environmental conditioning;

         (14) Planning, design, supervision, execution and consulting relating to landscaping, gardening and stonecutting;

         (15) Production, sale and lease of trees, plants and materials for gardening;

         (16) Data processing, provision of information and development, purchase, sale, lease and consulting relating to computer hardware and software;

         (17) Processing of jewelry, precious metals and accessories and manufacture and sale of watches, eyeglasses, footwear, bags and umbrellas;

         (18) Money lending, loan agency, guarantee, holding of and investment in securities and credit card business;

         (19)     Dispatching of workers;

         (20) Education, training and consulting relating to development of ability of the human resource to appropriately adapt to profession;

         (21) Undertaking of financial and accounting affairs, calculation of wages, etc., preparation of documents relating to internal and external transactions, reception and telephone switching affairs, telephone marketing, translation and interpretation, operation of office and communication equipment and system programming, etc.;

         (22)     Warehousing;



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         (23)     Investments related to any of the foregoing; and

         (24) Any and all business incidental or related to any of the foregoing.

ARTICLE 3.        (LOCATION OF HEAD OFFICE)

         The head office of the Company shall be located in Kyoto.

ARTICLE 4.        (METHOD OF PUBLIC NOTICE)

         Public notices of the Company shall be given in the Nihon Keizai
Shimbun.


                                   CHAPTER II
                                     SHARES

ARTICLE 5.        (TOTAL NUMBER OF SHARES AUTHORIZED)

         The total number of shares authorized to be issued by the Company shall be two hundred and thirty-two million five hundred thousand (232,500,000) shares.

         Provided, however, that in case of cancellation of shares, the total number of shares authorized to be issued shall be reduced by such number of shares cancelled.

ARTICLE 6. (NUMBER OF SHARES CONSTITUTING ONE UNIT AND NON-ISSUANCE OF SHARES NOT CONSTITUTING ONE UNIT)

         The number of shares of the Company constituting one unit shall be one thousand (1,000) shares.

         The Company shall not issue shares not constituting a full unit of shares (hereinafter referred to as the "shares not constituting a full unit") unless otherwise stipulated in the Share Handling Regulations of the Company.

ARTICLE 7.        (DENOMINATIONS OF SHARE CERTIFICATES)

         The denominations of the share certificates to be issued by the Company shall be provided in the Share Handling Regulations established by resolution of the Board of Directors.



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ARTICLE 8.        (TRANSFER AGENT)

         The Company shall have a transfer agent for the handling of its shares.

         The transfer agent and its share handling office shall be determined by resolution of the Board of Directors and public notice thereof shall be given.

         The Shareholders Register, the Beneficial Owners Register (hereinafter collectively referred to as the "Shareholders Registers") and the Register of Lost Shares of the Company shall be kept at the share handling office of the transfer agent, and the Company shall have the transfer agent handle the registration of transfer of shares, purchase of shares not constituting a full unit and other business relating to the shares of the Company.

ARTICLE 9.        (RECORD DATE)

         A shareholder (which term shall hereinafter include a beneficial owner) registered or recorded in the Shareholders Registers at the close of the day for settlement of accounts of each business year shall be entitled to the rights of a shareholder at the ordinary general meeting of shareholders held in respect of the business year.

         In addition to the preceding paragraph, the Company may, whenever necessary, determine by resolution of the Board of Directors and upon giving prior public notice thereof that a shareholder or pledgee registered or recorded in the Shareholders Registers on a specific date shall be entitled to the rights of shareholder or a registered pledgee.

ARTICLE 10.       (SHARE HANDLING REGULATIONS)

         The handling of shares shall be undertaken in accordance with the Share Handling Regulations established by resolution of the Board of Directors based upon generally accepted practice with respect to the handling of shares.


                                   CHAPTER III
                        GENERAL MEETINGS OF SHAREHOLDERS

ARTICLE 11.       (CONVOCATION)

         An ordinary general meeting of shareholders shall be convened in June of each year and extraordinary general meetings of shareholders may be convened whenever necessary.


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ARTICLE 12.       (PERSON AUTHORIZED TO CONVENE MEETINGS)

         Unless otherwise provided by laws or regulations, the President and Director shall convene the general meetings of shareholders pursuant to a resolution of the Board of Directors.

         If the President and Director is unable to act as aforesaid, one of the other Directors, in an order fixed in advance by resolution of the Board of Directors, shall act in his place.

ARTICLE 13.       (CHAIRMAN)

         The President and Director shall preside over the general meetings of shareholders.

         If the President and Director is unable to act as aforesaid, one of the other Directors, in an order fixed in advance by resolution of the Board of Directors, shall act in his place.

ARTICLE 14.       (RESOLUTIONS)

         Unless otherwise provided by laws or regulations or by these Articles of Incorporation, a majority of the voting rights held by shareholders present at a general meeting of shareholders shall be required to adopt resolutions thereat.

         A resolution to be made pursuant to the provisions of Article 343 of the Commercial Code shall be adopted by two-thirds (2/3) of the voting rights held by the shareholders present at the general meeting of shareholders, who shall represent one-third (1/3) or more of the total number of voting rights of all shareholders.

ARTICLE 15.       (EXERCISE OF VOTING RIGHTS BY PROXY)

         A shareholder or his legal representative may exercise his voting rights by a proxy who shall be another shareholder of the Company having voting rights.

         Provided, however, that such shareholder or proxy shall submit to the Company a document evidencing his power of representation at every general meeting of shareholders at which he is to act as a proxy.

ARTICLE 16.       (MINUTES)

         Minutes shall be prepared to record the substance and results of the proceedings at general meetings of shareholders and the chairman and Directors present shall affix their names and seals thereto. The original copy of minutes shall be kept at the head office of the



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Company for a period of ten (10) years and certified copies thereof shall be kept at the branch offices of the Company for a period of five (5) years.


                                   CHAPTER IV
                        DIRECTORS AND BOARD OF DIRECTORS

ARTICLE 17.       (NUMBER OF DIRECTORS)

         The Company shall have not more than thirty (30) Directors.

ARTICLE 18.       (APPOINTMENT OF DIRECTORS)

         The Directors shall be appointed by resolution of a general meeting of shareholders.

         Appointment of Directors as provided in the preceding paragraph shall require an attendance of shareholders representing one-third (1/3) or more of the total number of voting rights owned by all the shareholders.

         Resolutions to appoint Directors shall not be adopted by cumulative voting.

ARTICLE 19.       (TERM OF OFFICE OF DIRECTORS)

         The term of office of a Director shall expire upon the conclusion of the ordinary general meeting of shareholders held in respect of the last business year ending within two (2) years after his assumption of office.

ARTICLE 20.       (EXECUTIVE DIRECTORS)

         The Company may, by resolution of the Board of Directors, appoint one
(1) Chairman and Director, one (1) President and Director and one (1) or more Vice Chairmen and Directors, Executive Vice Presidents and Directors, Senior Managing Directors and Managing Directors from among the Directors.

         The Chairman and Director shall provide advice and suggestions regarding the operations of the Company at the request of the President and Director. The President and Director shall supervise the administration of the Company. The Vice Chairman and Director(s) shall assist the Chairman and Director. The Executive Vice President and Director(s), Senior Managing Director(s) and Managing Director(s) shall assist the President and Director in the administration of the Company.



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ARTICLE 21.       (REPRESENTATIVE DIRECTORS)

         The President and Director shall be a Representative Director.

         Other Representative Director(s) may be appointed by resolution of the Board of Directors, whenever necessary from among the Executive Directors existing in accordance with the provisions of the preceding Article.

ARTICLE 22.       (REMUNERATION AND RETIREMENT ALLOWANCES FOR DIRECTORS)

         The remuneration and retirement allowances to be paid to Directors shall be determined by resolution of a general meeting of shareholders.

         The remuneration provided in the preceding paragraph shall not include salaries paid to Directors who concurrently serve as employees of the Company for duties performed in their capacities as employees.

ARTICLE 23.       (AUTHORITY OF BOARD OF DIRECTORS)

         The Board of Directors shall determine matters provided by laws or regulations and other important matters relating to the execution of the business of the Company.

ARTICLE 24. (PERSON AUTHORIZED TO CONVENE MEETINGS OF BOARD OF DIRECTORS AND CHAIRMAN)

         The President and Director shall convene and preside over the meetings of the Board of Directors.

         If the President and Director is unable to act as aforesaid, one of the other Directors, in an order fixed in advance by resolution of the Board of Directors, shall act in his place.

ARTICLE 25.        (PROCEDURE FOR CONVOCATION OF A MEETING OF BOARD OF
                   DIRECTORS)

         Notice of convocation of a meeting of the Board of Directors shall be dispatched to each Director and Statutory Auditor at least three (3) days prior to the date set for such meeting.

         Provided, however, that in case of emergency, such period may be shortened.



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ARTICLE 26.       (RESOLUTIONS OF BOARD OF DIRECTORS)

         A majority of the Directors present at a meeting of the Board of Directors at which a majority of the Directors are present shall be required to adopt resolutions thereat.

ARTICLE 27.        (MINUTES OF BOARD OF DIRECTORS)

         Minutes shall be prepared to record the substance and results of the proceedings at meetings of the Board of Directors and the Directors and Statutory Auditors present shall affix their names and seals thereto; the original copy of minutes shall be kept at the head office of the Company for a period of ten (10) years.


                                    CHAPTER V
               STATUTORY AUDITORS AND BOARD OF STATUTORY AUDITORS

ARTICLE 28.       (NUMBER OF STATUTORY AUDITORS)

         The Company shall have not more than five (5) Statutory Auditors.

ARTICLE 29.       (APPOINTMENT OF STATUTORY AUDITORS)

         The Statutory Auditors shall be appointed by resolution of a general meeting of shareholders.

         Appointment of Statutory Auditors as provided in the preceding paragraph shall require an attendance of shareholders representing one-third (1/3) or more of the total number of voting rights owned by all the shareholders.

ARTICLE 30.       (TERM OF OFFICE OF STATUTORY AUDITORS)

         The term of office of a Statutory Auditor shall expire upon the conclusion of the ordinary general meeting of shareholders held in respect of the last business year ending within four (4) years after his assumption of office.

ARTICLE 31.       (FULL-TIME STATUTORY AUDITOR)

         The Statutory Auditors shall appoint from among themselves one or more full-time Statutory Auditor(s).



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ARTICLE 32.       (REMUNERATION AND RETIREMENT ALLOWANCES FOR STATUTORY
                  AUDITORS)

         The remuneration and retirement allowances to be paid to Statutory Auditors shall be determined by resolution of a general meeting of shareholders.

ARTICLE 33.       (AUTHORITY OF BOARD OF STATUTORY AUDITORS)

         The Board of Statutory Auditors shall determine matters provided by laws or regulations and other matters relating to the execution of the duties of Statutory Auditors to the extent that such determination does not prevent each Statutory Auditor from exercising his powers.

ARTICLE 34. (PROCEDURE FOR CONVOCATION OF A MEETING OF BOARD OF STATUTORY AUDITORS)

         Notice of convocation of a meeting of the Board of Statutory Auditors shall be dispatched to each Statutory Auditor at least three (3) days prior to the date set for such meeting.

         Provided, however, that in case of emergency, such period may be shortened.

ARTICLE 35.       (RESOLUTIONS OF BOARD OF STATUTORY AUDITORS)

         Unless otherwise provided by laws or regulations, a majority of the Statutory Auditors shall be required to adopt resolutions at a meeting of the Board of Statutory Auditors.

ARTICLE 36.       (MINUTES OF BOARD OF STATUTORY AUDITORS)

         Minutes shall be prepared to record the substance and results of the proceedings at meetings of the Board of Statutory Auditors and the Statutory Auditors present shall affix their names and seals thereto; the original copy of minutes shall be kept at the head office of the Company for a period of ten (10) years.


                                   CHAPTER VI
                                    ACCOUNTS

ARTICLE 37.       (BUSINESS YEAR AND SETTLEMENT OF ACCOUNTS)

         The business year of the Company shall be the one year period from April 1 of each year to March 31 of the following year. The day for settlement of accounts shall be the last day of each business year.



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ARTICLE 38.       (DIVIDENDS)

         Dividends of the Company shall be paid to the shareholders or pledgees registered or recorded in the Shareholder Registers at the close of the day for settlement of accounts of each business year.

ARTICLE 39.       (PRESCRIPTION PERIOD FOR PAYMENT OF DIVIDENDS)

         In the event that dividends are not received within three (3) years from the date of commencement of payment thereof, the Company shall be relieved of its obligation to pay such dividends.



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